FORM OF OPTION TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENT (the “Agreement”) effective as of the     day of November, 2010.

BETWEEN

GLOBAL HEALTH VENTURES INC.
409 Granville Street, Suite 1023
Vancouver, BC, Canada V6C 1T2
(the "Company")

AND

[Name]
409 Granville Street, Suite 1023
Vancouver, BC, Canada V6C 1T2
(the “Optionee”)

WHEREAS:

A.
The Company and the Optionee entered into an Option Agreement (the “Option Agreement”) effective as of July 29, 2009 pursuant to which the Company granted to the Optionee options to acquire up to               shares of common stock of the Company (the “Options”) at a purchase price of $0.70 per share as compensation for services as a director or officer of the Company;

B.	As of the date of this Agreement all Options remain unexercised and outstanding; and

C.	The Company and the Optionee desire to terminate the Option Agreement and cancel all of the Options.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of them, the Optionee and the Company agree as follows:

1.	The Option Agreement is hereby terminated and all Options are hereby cancelled.

2.	The Optionee represents and warrants to the Company that it has not sold, mortgaged or otherwise encumbered the Options and no third party has any right, title or interest in or to the Options.

3.
The Optionee and Company each quitclaim, release and discharge the other from any and all obligations or actions of whatever nature, expected, real or apparent, which they may have or have against the other or their respective directors, officers, employees, agents, shareholders, consultants, agents, advisors, successors, heirs or assigns, by reason of or arising from the Option Agreement.

4.
Neither the Optionee nor Company shall institute any action in relation to the Option Agreement, whether civil, criminal, labor or administrative against the other, or against their respective directors, officers, employees, consultants, agents, shareholders, advisors, successors, heirs or assigns, and all such actions which either of them plan or may have commenced either solely in their name or jointly with others shall be withdrawn.

5.	This Agreement may be executed by facsimile and in counterparts and delivered electronically, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, the day, month and year first written above.

GLOBAL HEALTH VENTURES INC.

Per:
Hassan Salari	Name:
Title:

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